                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 240.14a-12

                         LATTICE SEMICONDUCTOR CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                              5555 NE MOORE COURT
                          HILLSBORO, OREGON 97124-6421
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 2001

TO OUR STOCKHOLDERS:

    The Annual Meeting of Stockholders of Lattice Semiconductor Corporation will be held at our Corporate Headquarters, 5505 NE Moore Court, Hillsboro, Oregon, on Tuesday, May 1, 2001, at 1:00 p.m., Pacific Time, for the following purposes:

    1.  To elect two Class III directors, each for a term of three years;

    2.  To approve the 2001 Outside Directors' Stock Option Plan;

    3.  To approve the 2001 Stock Plan;

    4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 29, 2001; and

    5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    Only stockholders of record at the close of business on March 15, 2001 are entitled to vote at the meeting or any adjournment thereof.

    All stockholders are invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Stephen A. Skaggs
                                          SECRETARY

Hillsboro, Oregon
March 29, 2001

                                     [LOGO]

                              5555 NE MOORE COURT
                          HILLSBORO, OREGON 97124-6421
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    Our board of directors is soliciting proxies to be used at the 2001 annual meeting of stockholders to be held at our Corporate Headquarters, 5505 NE Moore Court, Hillsboro, Oregon, on Tuesday, May 1, 2001, at 1:00 p.m., Pacific Time, or at any adjournment thereof.

    This proxy statement, the accompanying proxy card and our Annual Report were mailed on or about March 29, 2001, to all stockholders entitled to vote at the meeting.

WHO CAN VOTE

    Record holders of common stock at the close of business on March 15, 2001, may vote at the meeting. On March 15, 2001, 108,486,807 shares of common stock were outstanding. Each stockholder has one vote for each share of common stock. The common stock does not have cumulative voting rights.

HOW TO VOTE

    Stockholders may vote by mail by signing, dating and mailing the enclosed proxy card. Stockholders who hold their shares through a bank or broker should vote their shares in the manner prescribed by their brokers. If you do not specify how to vote your shares on your proxy card, we will vote them for the nominees for director, for the approval of the proposals presented, and in accordance with the recommendations of our board of directors on any other business which may properly come before the meeting.

REVOKING YOUR PROXY

    You may revoke your proxy at any time before it is exercised by:

    - sending a written notice of revocation to the Secretary of Lattice;

    - submitting a properly signed proxy with a later date; or

    - voting in person at the meeting.

REQUIRED VOTES

    A majority of the shares of common stock issued and outstanding on March 15, 2001, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. Shares that are voted "FOR", "AGAINST", "ABSTAIN" or "WITHHELD" from a proposal are treated as being present at the meeting for purposes of establishing a quorum.

    The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Our board of directors is divided into three classes. Directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. Each class consists of two directors. Two
Class III directors will be elected at the meeting for a three-year term ending in 2004. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

    The following table briefly describes the nominees for director and the directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years. There are no family relationships among any of our directors or officers.

NOMINEE                  AGE        PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    DIRECTOR SINCE   TERM EXPIRES    CLASS
-------                --------   ------------------------------------------------  --------------   ------------   --------
Mark O. Hatfield          78      Distinguished Professor, Portland State                1997            2004         III
                                  University (since 1997); Distinguished
                                  Professor, George Fox University (since 1997);
                                  Adjunct Professor, Lewis & Clark College (since
                                  2000); former United States Senator from Oregon
                                  (until January 1997).

Cyrus Y. Tsui             55      Our Chairman, President and Chief Executive            1988            2004         III
                                  Officer.

CONTINUING DIRECTORS
---------------------

Daniel S. Hauer           64      Business consultant (since November 1998);             1987            2003          II
                                  Chairman of the Board of Epson Electronics
                                  America, a supplier of CMOS integrated circuits
                                  and silicon wafers (until November 1998).

Soo Boon Koh              50      Managing Partner of iGlobe Partners Fund, L.P.         2000            2003          II
                                  (since October 1999); Sr. Vice President and
                                  Deputy General Manager of Vertex Management Pte,
                                  Ltd. (until June 1999).

Harry A. Merlo            75      President of Merlo Corporation, a holding              1983            2002          I
                                  company (since July 1995); President and
                                  Chairman of the Board of Louisiana-Pacific
                                  Corporation, a building materials company (until
                                  June 1995).

Larry W. Sonsini          59      Chairman and CEO of Wilson Sonsini Goodrich &          1991            2002          I
                                  Rosati, Professional Corporation, a law firm;
                                  Director of Brocade Communications Systems Inc.,
                                  Commerce One, Echelon Corporation, LSI Logic
                                  Corporation, Novell, Inc., Pixar, Inc. and Tibco
                                  Software.

REQUIRED VOTE

    The two nominees receiving the highest number of affirmative votes of the votes cast at the meeting on this matter shall be elected as the Class III directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE REELECTION OF MARK O. HATFIELD AND CYRUS Y. TSUI AS THE CLASS III DIRECTORS OF THE COMPANY.

BOARD MEETINGS AND COMMITTEES

    In fiscal 2000, the board of directors held four regularly scheduled meetings and one special meeting. Each director attended at least 75% of the total number of meetings of the board of directors and of all committees of which he was a member during fiscal 2000.

    The board of directors currently has three standing committees: the audit committee, the compensation committee and the nominating committee.

    AUDIT COMMITTEE

    The audit committee recommends engagement of the independent accountants and is primarily responsible for reviewing and approving the scope of the audit and other services performed by our independent accountants and for reviewing and evaluating our accounting principles and systems of internal accounting controls. The audit committee meets with management and our independent accountants, who have access to the audit committee without the presence of management representatives. During fiscal 2000, the audit committee was composed of Mr. Hatfield and Mr. Merlo and met twice. In February 2001, the audit committee was increased to three members, and now includes Ms. Koh.

    COMPENSATION COMMITTEE

    The compensation committee makes recommendations to the board of directors concerning the salaries and other compensation paid to the executive officers, the granting of employee stock options and other compensation-related issues. Prior to May 2000, the compensation committee was composed of Mr. Hauer and Mr. Strain. Effective May 2000, the compensation committee membership was changed to include Mr. Hatfield and Mr. Hauer. During fiscal 2000, the compensation committee met once.

    NOMINATING COMMITTEE

    A nominating committee comprised of Mr. Sonsini and Mr. Tsui exists to identify persons for future nomination for election to the board of directors. The nominating committee met once during fiscal 2000. Stockholders who wish to submit names to the nominating committee for consideration should do so in writing addressed to the nominating committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

DIRECTORS' COMPENSATION

    Directors who are also our employees (currently only Mr. Tsui) receive no additional or special remuneration for serving as directors. Each non-employee director receives an annual retainer of $20,000 plus $1,500 for each board meeting attended and $1,000 for each committee meeting attended.

    Non-employee directors also receive options to purchase shares of our common stock. These options are currently issued under our 1993 Outside Directors Stock Option Plan which provides for automatic grants of stock options to non-employee directors. Under this plan, each non-employee director received a grant of 72,000 shares (as adjusted for the two-for-one stock splits paid September 16, 1999 and October 11, 2000) in August 1997. A new non-employee director receives a grant for 72,000 shares on the date he is appointed to the board of directors. In addition, each non-employee director will receive a grant of 72,000 shares on the date any previously granted option becomes fully vested. These shares generally vest quarterly over a four-year period and expire five years from the grant date.

    The board of directors has approved the 2001 Outside Directors' Stock Option Plan which will replace the 1993 Outside Directors Stock Option Plan if approved at the meeting by our stockholders. A summary of the terms of the 2001 Outside Directors' Stock Option Plan is included in Proposal 2 of this proxy statement.

TRANSACTIONS WITH MANAGEMENT

    Mr. Sonsini, one of our directors, is Chairman and CEO of Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm based in Palo Alto, California. This firm serves as our primary outside legal counsel.

EMPLOYMENT AGREEMENTS

    In September 1988, we entered into an employment letter with Mr. Tsui pursuant to which Mr. Tsui serves as President and Chief Executive Officer. In addition to providing for an annual base salary and bonus arrangements, the letter provides that in the event of a change in control of Lattice as described in the letter, then any unvested options to purchase our common stock held by Mr. Tsui shall become fully vested. Additionally, in the event Mr. Tsui is involuntarily terminated other than for cause, we will continue to pay his salary for up to six months, or until Mr. Tsui begins employment elsewhere, whichever occurs sooner, and options vesting during that period are exercisable.

AUDIT AND RELATED FEES

    AUDIT FEES

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of our annual consolidated financial statements for fiscal 2000 and the review of the consolidated financial statements included in our Forms 10-Q for fiscal 2000 were $120,900.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no services rendered nor fees billed by PricewaterhouseCoopers LLP to Lattice for financial information systems design and implementation for fiscal 2000.

    ALL OTHER FEES

    The aggregate fees billed to Lattice for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2000 were $358,625.

    The Audit Committee has determined that the provision of services rendered above for all other fees is compatible with maintaining PricewaterhouseCoopers LLP's independence.

AUDIT COMMITTEE REPORT

    The audit committee of the board of directors is composed of three directors, each of whom is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The board of directors has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A.

    The responsibilities of the audit committee include recommending to the Board of Directors an accounting firm to be engaged as Lattice's independent accountants. Management is responsible for Lattice's financial reporting process and internal controls. The independent accountants are responsible for performing an independent audit of Lattice's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The audit committee's responsibility is to oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in Lattice's 2000 Annual Report with management and the independent accountants.

    The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees". In addition, the audit committee discussed with the independent accountants the accountants' independence from Lattice and its management, including the written disclosures submitted to the audit committee by the independent accountants as required by the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees".

    Based upon the audit committee's discussions with management and the independent accountants and the audit committee's review of the representations of management, and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Lattice's Annual Report on Form 10-K for the year ended December 30, 2000.

                                        Audit Committee of the
                                        Board of Directors

                                        Harry A. Merlo, Chairman
                                        Mark O. Hatfield
                                        Soo Boon Koh

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the compensation committee during fiscal 2000 were Mr. Hatfield and Mr. Hauer. Neither Mr. Hatfield nor Mr. Hauer was or is one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

    The compensation committee, comprised of non-employee directors, sets, reviews and administers our executive compensation program. The role of the compensation committee is to establish and approve the salary of our Chief Executive Officer and incentive compensation paid to our executive officers. The committee also administers our employee stock option plans, and reviews and approves stock option grants to all employees.

    COMPENSATION PHILOSOPHY. Our compensation philosophy is that cash incentive compensation of executive officers should be directly linked to our short-term performance and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. The use of stock options clearly links the interests of our officers and employees to the interests of our stockholders. In addition, the compensation committee believes that total compensation packages must be competitive with other companies in the industry to ensure that Lattice can continue to attract, retain and motivate key employees who are critical to our long-term success.

    COMPONENTS OF EXECUTIVE COMPENSATION. The principal components of executive compensation are base salary, bonuses paid under the Executive Incentive Plan and stock options.

    Base salaries are set based on competitive factors and the historic salary structure for various levels of responsibility within Lattice. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. Generally, salaries are set at the middle to high end of the range. In addition, we rely on variable compensation in order to emphasize the importance of performance.

    The Executive Incentive Plan is a bonus plan linked directly to our profitability. This plan in particular emphasizes the compensation committee's belief that, when we are successful, our executives should be highly compensated, but that, conversely, if we are not successful and are not profitable, no bonuses should be paid absent extraordinary circumstances. The total bonus pool available under the plan is based directly on our operating profit excluding charges associated with amortization of intangible assets. With respect to the Chief Executive Officer, an individual bonus is determined by formula based on the total bonus pool and his base salary. The bonus derived from such formula is paid to the Chief Executive Officer in a combination of stock and cash, pursuant to our 1996 Stock Incentive Plan. With respect to other executives, individual cash bonuses are determined by formula based on the total bonus pool, the executive's base salary and his or her individual performance relative to key objectives as determined by the Chief Executive Officer. As a result, in fiscal year 2000, a profitable period for us, the base salaries of the named executive officers (as subsequently defined) comprised 16% to 40% of their total cash compensation.

    The 1996 Stock Incentive Plan was approved by the stockholders at the 1996 annual meeting. This plan allows us to grant certain stock-related benefits and to utilize additional tax deductions which may be available under
Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) limits to
$1 million the deductibility of annual compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder. The 2001 Stock Plan, which will be voted on by the stockholders at the meeting, is designed to enable us to continue to provide stock incentives to our employees.

    The principal equity component of executive compensation is our employee stock option program. Stock options are generally granted when an executive joins us and on an annual basis thereafter under a replenishment program. Stock options are also occasionally granted for promotions or other special achievements. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that an executive always has options that vest in increments over the subsequent four-year period. Stock options provide a means of retention and motivation for our senior level executives and also align the executive's interests with long-term stock price appreciation. In addition, executives are eligible to participate in a payroll deduction employee stock purchase plan pursuant to which stock may be purchased at 85% of the fair market value at the beginning or end of each offering period, whichever is less (up to a maximum of $25,000 worth of stock per calendar year or 10% of salary, whichever is less).

    Executives also participate in our profit sharing plan under which a specified percentage of operating profit is set aside and distributed among all domestic employees based on tenure. Other elements of executive compensation include the ability to participate in a company-wide life insurance program, supplemental life insurance, long-term disability insurance, company-wide medical benefits and the ability to defer compensation pursuant to both a company-wide 401(k) plan and a supplemental deferred compensation plan. We made discretionary contributions to the company-wide 401(k) plan of up to 5% of participating employees eligible base pay in fiscal 2000.

                                        Compensation Committee of the
                                        Board of Directors

                                        Mark O. Hatfield, Chairman
                                        Daniel S. Hauer

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table provides certain summary information concerning compensation paid to or accrued for our Chief Executive Officer and each of our four other most highly compensated executive officers (our "named executive officers") for the fiscal year ended December 30, 2000, the fiscal period ended December 31, 1999, and the fiscal year ended April 3, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                         ---------------
                                                                 ANNUAL COMPENSATION      STOCK OPTION
NAME AND                                                        ----------------------    GRANTS (# OF       ALL OTHER
PRINCIPAL POSITION                   FISCAL YEAR(1)             SALARY(2)    BONUS(3)      SHARES)(4)          COMP.
------------------          ---------------------------------   ---------   ----------   ---------------   -------------
Tsui, Cyrus Y.                            2000                  $632,220    $3,252,684(5)    1,050,000        $48,440(7)
  President & CEO             Fiscal period ended 12/31/99       581,105     1,343,069(5)      525,000         42,110(8)
                                          1999                   560,100     1,071,623(5)    1,050,000(6)      49,098(9)

Laub, Steven A.                           2000                  $301,250    $1,211,000        360,000         $22,322(7)
  Senior VP & COO             Fiscal period ended 12/31/99       255,180       500,000        180,000          16,421(8)
                                          1999                   243,300       358,000        360,000(6)       16,855(9)

Skaggs, Stephen A.                        2000                  $248,750    $  941,000        280,000         $14,204(7)
  Senior VP & CFO             Fiscal period ended 12/31/99       222,500       360,000        140,000          13,455(8)
                                          1999                   200,000       268,000        280,000(6)       13,583(9)

Barone, Frank J.                          2000                  $320,725    $  478,000         70,000         $22,824(7)
  Corporate VP,             Fiscal period ended 12/31/99(10)     170,530       116,415              0           7,656(8)
  Product Operations                    1999(10)                      --            --             --              --

Donovan, Stephen M.                       2000                  $205,250    $  585,000         60,000         $14,203(7)
  Corporate VP,               Fiscal period ended 12/31/99       188,250       240,000         50,000          15,231(8)
  Sales                                   1999                   180,000       208,000        280,000(6)        4,983(9)

------------------------------

(1) On November 9, 1999, we changed from a fiscal year ending on the Saturday closest to March 31st to a fiscal year ending on the Saturday closest to December 31st. Due to the change, our fiscal period ended December 31, 1999 was a nine month period which began April 4, 1999 and ended January 1, 2000. For purposes of the summary compensation table for that period, salary and all other compensation include all compensation paid during the twelve months ended January 1, 2000; bonuses represented those earned and stock options those granted during the nine month fiscal period.

(2) Salary includes amounts deferred pursuant to our 401(k) savings plan.

(3) Bonuses for each year include amounts earned for such year, even if paid in subsequent years, and exclude bonuses paid during such year that were earned for a prior year. Bonuses for the fiscal period ended December 31, 1999 include only those paid in relation to the nine month fiscal period.

(4) All grants have been adjusted to reflect the two-for-one splits paid September 16, 1999 and October 11, 2000.

(5) Bonuses were paid in our common stock and cash, pursuant to the 1996 Stock Incentive Plan and based on attainment of performance goals established by the board of directors. For fiscal year 2000, Mr. Tsui received $777,250 in cash, and shares as follows: 31,374 shares worth $798,076 for the quarter ended July 1, 2000, 25,706 shares worth $750,294 for the quarter ended September 30, 2000, and 36,936 shares worth $891,081 for the quarter ended December 30, 2000. For fiscal period 1999, Mr. Tsui received $336,107 in cash, and shares as follows: 16,284 shares worth $348,071 for the quarter ended October 2, 1999, and 24,142 shares worth $644,290 for the quarter ended December 31, 1999. For fiscal year 1999, Mr. Tsui received $267,940 in cash, and shares as follows: 31,220 shares worth $245,858 for the quarter ended June 27, 1998, 29,548 shares worth $247,926 for the quarter ended September 26, 1998, and 28,320 shares worth $298,245 for the quarter ended April 3, 1999. The remainder of the bonus in each year was paid in cash to provide reimbursement for taxes. (All shares have been adjusted to reflect the two-for-one splits paid September 16, 1999 and October 11, 2000.)

(6) Includes options granted in fiscal year 1999 replacing cancelled grants previously issued in fiscal year 1998 and earlier in fiscal year 1999. These replacement grants were made on November 10, 1998, and were priced at fair market value, $7.75. The new grants vest in increments of 6.25% each quarter beginning on February 10, 1999, until they are fully vested on November 10,

    2002, and expire on November 10, 2008. The replacement option grants are for 525,000 shares for Mr. Tsui, 180,000 shares for Mr. Laub, 140,000 shares for Mr. Skaggs, and 240,000 shares for Mr. Donovan. (All shares and prices have been adjusted to reflect the two-for-one splits paid September 16, 1999 and October 11, 2000.)

(7) Includes payments we made during fiscal year 2000 for life and disability insurance in the amounts of $34,860 for Mr. Tsui, $6,822 for Mr. Laub, $3,704 for Mr. Skaggs, $12,324 for Mr. Barone, and $4,251 for Mr. Donovan. Also includes contributions we made to the 401(k) plan in the amounts of $10,500 for Mr. Tsui, $10,500 for Mr. Laub, $10,500 for Mr. Skaggs, $10,500
    for Mr. Barone, and $9,952 for Mr. Donovan. Also includes patent awards of $3,080 for Mr. Tsui and a ten year service award of $5,000 for Mr. Laub.

(8) Includes payments we made during fiscal period 1999 for life and disability insurance in the amounts of $32,110 for Mr. Tsui, $6,421 for Mr. Laub, $3,703 for Mr. Skaggs, $6,676 for Mr. Barone, and $3,968 for Mr. Donovan. Also includes contributions we made to the 401(k) plan in the amounts of $10,000 for Mr. Tsui, $10,000 for Mr. Laub, $9,752 for Mr. Skaggs, $980 for Mr. Barone, and $7,263 for Mr. Donovan. Also includes a ten year service award of $4,000 for Mr. Donovan.

(9) Includes payments we made during fiscal year 1999 for life and disability insurance in the amounts of $31,598 for Mr. Tsui, $6,643 for Mr. Laub, $4,031 for Mr. Skaggs, and $4,637 for Mr. Donovan. Also includes contributions we made to the 401(k) plan in the amounts of $10,000 for Mr. Tsui, $10,212 for Mr. Laub, $9,552 for Mr. Skaggs, and $346 for
    Mr. Donovan. Also includes a patent award payment of $3,500 and a ten year service award of $4,000 for Mr. Tsui.

(10) Mr. Barone joined Lattice on June 15, 1999 in connection with our acquisition of Vantis Corporation. Mr. Barone's compensation for the fiscal period ended December 31, 1999 includes all compensation paid from June 15, 1999 through December 31, 1999.

         OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

    The following tables set forth information regarding stock options granted to and exercised by the named executive officers during the fiscal year ended December 30, 2000, as well as options held by the named executive officers as of December 30, 2000. All shares and prices have been adjusted to reflect the two-for-one split paid October 11, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                                      AT ASSUMED ANNUAL RATES
                                                                                                           OF STOCK PRICE
                                                                                                       APPRECIATION (THROUGH
                                                        INDIVIDUAL GRANTS                                 EXPIRATION DATE)
                                ------------------------------------------------------------------   --------------------------
      NAME AND PRINCIPAL        OPTION GRANTS     % OF TOTAL      EXERCISE PRICE                       5% PER        10% PER
           POSITION              (# OF SHS)     OPTIONS GRANTED     ($/SH)(1)      EXPIRATION DATE    YEAR $(2)     YEAR $(2)
------------------------------  -------------   ---------------   --------------   ---------------   -----------   ------------
Tsui, Cyrus Y.                     525,000           10.5%            $32.25            5/2/10       $10,647,972   $26,984,052
  President & CEO                  525,000           10.5%             25.44            8/1/10         8,398,691    21,283,932

Laub, Steven A.                    180,000            3.6%            $32.25            5/2/10       $ 3,650,733   $ 9,251,675
  Senior VP & COO                  180,000            3.6%             25.44            8/1/10         2,879,551     7,297,348

Skaggs, Stephen A.                 140,000            2.8%            $32.25            5/2/10       $ 2,839,459   $ 7,195,747
  Senior VP & CFO                  140,000            2.8%             25.44            8/1/10         2,239,651     5,675,715

Barone, Frank J.                    70,000            1.4%            $25.44            8/1/10       $ 1,119,825   $ 2,837,858
  Corporate VP,
  Product Operations

Donovan, Stephen M.                 60,000            1.2%            $25.44            8/1/10       $   959,850   $ 2,432,449
  Corporate VP, Sales

------------------------------

(1) Unless otherwise noted, these options were granted under our 1996 Stock Incentive Plan, and have an exercise price equal to the fair market value of our common stock as of the date of the grant. These grants vest quarterly over a four-year period.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices for our common stock.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                             NUMBER OF UNEXERCISED
                                                                                  OPTIONS AT            VALUE OF UNEXERCISED IN
                                                                                FISCAL YEAR-END            THE MONEY OPTIONS
                                                                           -------------------------    AT FISCAL YEAR-END ($)
                                        SHARES ACQUIRED                      VESTED       UNVESTED     -------------------------
NAME AND PRINCIPAL POSITION             ON EXERCISE (#)   VALUE REALIZED   (# OF SHRS)   (# OF SHRS)    VESTED(1)    UNVESTED(1)
---------------------------             ---------------   --------------   -----------   -----------   -----------   -----------
Tsui, Cyrus Y.                              527,556        $13,533,873      1,173,480     1,804,688    $10,470,294   $6,464,062
  President & CEO

Laub, Steven A.                             180,000        $ 4,434,568        421,250       618,750    $ 3,804,368   $2,216,250
  Senior VP & COO

Skaggs, Stephen A.                          288,000        $ 5,704,522        218,750       481,250    $ 1,723,750   $1,723,750
  Senior VP & CFO

Barone, Frank J.                                  0                  0        165,564       189,820    $ 1,370,404   $  975,691
  Corporate VP,
  Product Operations

Donovan, Stephen M.                          75,000        $ 1,396,248        201,875       228,125    $ 2,019,686   $1,579,063
  Corporate VP, Sales

------------------------------

(1) Represents the difference between the exercise prices of the options and the closing price of our common stock on December 30, 2000.

               COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

    The following graph shows the five-year comparison of cumulative stockholder return on our common stock, the S&P 500 Index, and the S&P Technology Sector (previously named the S&P High Technology Index) from March 1995 through December 2000. Cumulative stockholder return assumes $100 invested at the beginning of the period in our common stock, the S&P 500, and the S&P Technology. Historical stock price performance is not necessarily indicative of future stock price performance. (Data points are at the 31st of the month indicated on the graph.)

                     LATTICE CUMULATIVE STOCKHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        3/95    3/96    3/97    3/98    3/99   12/99   12/00
LATTICE SEMICONDUCTOR  100.00  115.52  186.26  209.41  185.50  383.72  299.24
S&P TECHNOLOGY SECTOR  100.00  135.01  182.52  275.84  442.48  692.48  415.84
S&P 500                100.00  132.11  158.30  234.27  277.52  319.98  290.84

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth, as of March 15, 2001, information about
(i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each director and named executive officer and
(iii) all directors and executive officers as a group:

                      BENEFICIAL OWNER                        NUMBER OF SHARES(1)   PERCENT OF CLASS
------------------------------------------------------------  -------------------   ----------------
J. & W. Seligman & Co., Inc.                                        13,040,295(2)         12.0%
  100 Park Avenue
  New York, NY 10017

Merrill Lynch                                                       11,259,138(2)         10.4%
  World Financial Center, North Tower
  250 Vesey Street
  New York, NY 10381

T. Rowe Price Associates                                             8,052,040(2)          7.4%
  100 E. Pratt Street
  Baltimore, MD 21202

Janus Capital Corporation                                            7,643,350(2)          7.0%
  100 Fillmore Street
  Denver, CO 80206

State Farm Mutual Automobile Insurance Company                       6,503,900(2)          6.0%
  One State Farm Plaza
  Bloomington, IL 61701

Cyrus Y. Tsui                                                        2,821,921(3)          2.6%
  Chairman of the Board, President and Chief Executive
  Officer

Stephen A. Skaggs, Senior Vice President and CFO                       357,607(4)            *

Stephen M. Donovan, Corporate Vice President, Sales                    243,891(5)            *

Frank J. Barone, Corporate Vice President, Product                     175,880(6)            *
  Operations

Steven A. Laub, Senior Vice President and COO                          154,960(7)            *

Harry A. Merlo, Director                                               166,800(8)            *

Daniel S. Hauer, Director                                              114,360(9)            *

Larry W. Sonsini, Director                                              76,860(10)           *

Mark O. Hatfield, Director                                              18,000(11)           *

Soo Boon Koh, Director                                                  14,950(12)           *

All directors and executive officers as a group (19 persons)         5,597,977(13)         5.0%

------------------------

   * Less than one percent.

 (1) Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares, subject to community property laws where applicable.

 (2) Based upon information received from Schedule 13G filings under the Securities Exchange Act of 1934, as amended.

 (3) Includes 1,148,437 shares exercisable under options within 60 days of the Record Date. Also includes 223,530 shares held for the benefit of Mr. Tsui by our supplemental deferred compensation plan.

 (4) Includes 306,250 shares exercisable under options within 60 days of the Record Date. Also includes 11,612 shares held for the benefit of Mr. Skaggs by our supplemental deferred compensation plan.

 (5) Includes 210,625 shares exercisable under options within 60 days of the Record Date. Also includes 9,850 shares held for the benefit of Mr. Donovan by our supplemental deferred compensation plan.

 (6) Includes 174,314 shares exercisable under options within 60 days of the Record Date.

 (7) Includes 127,500 shares exercisable under options within 60 days of the Record Date.

 (8) Excludes an aggregate of 65,260 shares as to which Mr. Merlo disclaims beneficial ownership, which are held by the Harry A. Merlo Charitable Remainder Trusts and the Merlo Educational Trust; includes 57,500 shares exercisable under options within 60 days of the Record Date.

 (9) Includes 27,000 shares exercisable under options within 60 days of the Record Date.

(10) Includes 67,500 shares exercisable under options within 60 days of the Record Date.

(11) Includes 18,000 shares exercisable under options within 60 days of the Record Date.

(12) Includes 13,500 shares exercisable under options within 60 days of the Record Date.

(13) Includes 3,302,286 shares exercisable under options within 60 days of the Record Date. Also includes 244,992 shares held for the benefit of executive officers by our supplemental deferred compensation plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

    Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for fiscal year 2000, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with, with two exceptions. Stephen M. Donovan, Corporate VP, Sales, inadvertently failed to file one report on Form 4 relating to the sale in January 2000 of 10,000 shares (20,000 after adjustment for the two-for-one split paid October 11, 2000) by the appropriate Form 4 filing date. The Form 4 was filed in March 2000. Harry A. Merlo, Director, inadvertently failed to file one report on Form 4 relating to the purchase in December 2000 of 1,000 shares by a charitable trust. Harry Merlo disclaims beneficial ownership of all shares held by this trust. The Form 4 was filed in February 2001.

     PROPOSAL 2: APPROVAL OF THE 2001 OUTSIDE DIRECTORS' STOCK OPTION PLAN

    In February 2001, our board of directors adopted the 2001 Outside Directors' Stock Option Plan (the "2001 Directors' Plan"), subject to the approval of our stockholders. The 2001 Directors' Plan is intended to replace our 1993 Outside Directors Stock Option Plan, which will terminate effective upon approval of the 2001 Directors' Plan. The board of directors has reserved a maximum of one million (1,000,000) shares of common stock for issuance under the 2001 Directors' Plan.

    The following is a summary description of the 2001 Directors' Plan, under which no options have yet been granted. The summary is qualified in its entirety by the specific language of the 2001 Directors' Plan, a copy of which is attached as Appendix B.

DESCRIPTION OF THE 2001 DIRECTORS' PLAN

    PURPOSE. The purpose of the 2001 Directors' Plan is to attract and retain highly qualified directors who are not employees (an "Outside Director") of Lattice.

    SHARES SUBJECT TO THE 2001 DIRECTORS' PLAN. The board has reserved a maximum of 1,000,000 shares of common stock for issuance under the 2001 Directors' Plan. The shares may be authorized, but unissued, or reacquired common stock.

    ADMINISTRATION. The 2001 Directors' Plan provides for grants of options to be made in the following ways:

    (a) Each Outside Director, except as indicated in (b) below, is automatically granted an option to purchase seventy-two thousand (72,000) shares (the "Directors' First Option") upon the date of the first board meeting coinciding with or following the date such individual first becomes a director; or, if the director is already an Outside Director, upon the date of the board meeting in the third quarter (the "3rd Quarter Meeting") of the current fiscal year.

    (b) Mark Hatfield and Soo Boon Koh will each receive a prorated Directors' First Option (the "Hatfield Option" and the "Koh Option" respectively). Mark Hatfield is automatically granted an option to purchase nine thousand (9,000) shares and Soo Boon Koh is automatically granted an option to purchase eighteen thousand (18,000) shares upon the date of the 3rd Quarter Meeting of the current fiscal year.

    (c) Each Outside Director, except as indicated in (d) below, is automatically granted an option to purchase 18,000 shares (the "Replenishment Option") on the date of the 3rd Quarter Meeting of each fiscal year, beginning in fiscal year 2002, except that no Outside Director will receive a Replenishment Option in the same fiscal year in which he or she has received a Directors' First Option, or in the following fiscal year if the Directors' First Option was granted in the fourth quarter of the preceding fiscal year.

    (d) Each Outside Director who received a Directors' First Option in any quarter of the fiscal year except the third is automatically granted a "Prorated Replenishment Option" on the date of the following 3rd Quarter Meeting. A Prorated Replenishment Option is an option to purchase either (i) nine thousand (9,000) shares, if the Outside Director was granted a Directors' First Option on the date of the board meeting in the first quarter of the fiscal year (the "First Quarter Prorated Replenishment Option"); (ii) four thousand five hundred (4,500) shares, if the Outside Director was granted a Directors' First Option on the date of the Board meeting in the second quarter of the fiscal year (the "Second Quarter Prorated Replenishment Option"); or (iii) thirteen thousand five hundred (13,500) shares, if the Outside Director was granted a Directors' First Option on the date of the board meeting in the fourth quarter of the fiscal year (the "Fourth Quarter Prorated Replenishment Option").

    The board has the authority, in its discretion, to: (i) determine the fair market value of the common stock, if there ceases to be an established market for the common stock; (ii) interpret the 2001 Directors' Plan; (iii) prescribe, amend and rescind rules and regulations relating to the 2001 Directors' Plan;

(iv) authorize any person to execute, on behalf of Lattice, any instrument required to effectuate the options granted under the 2001 Directors' Plan; and
(v) make all other determinations deemed necessary or advisable for the administration of the 2001 Directors' Plan. All decisions, determinations and interpretations of the board will be final.

    ELIGIBILITY. Only Outside Directors are eligible to receive nonstatutory stock options under the 2001 Directors' Plan. Currently, the board consists of 6 directors of whom 5 are Outside Directors.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a director option agreement between Lattice and the optionee, and is subject to the following additional terms and conditions:

    (a) EXERCISE PRICE. The exercise price of options granted under the 2001 Directors' Plan is 100% of the fair market value per share of the common stock on the date of grant.

    (b) EXERCISE OF OPTION. A Directors' First Option will vest as to 1/8 of the optioned stock six months after the date of grant and as to an additional 1/16 each three months thereafter. A First Quarter Prorated Replenishment Option and the Hatfield Option will each vest as to 1/2 of the optioned stock forty-five months after the date of grant and as to the remaining 1/2 three months thereafter. A Replenishment Option and the Koh Option will each vest as to 1/4 of the optioned stock thirty-nine months after the date of grant and as to an additional 1/4 each three months thereafter. A Second Quarter Prorated Replenishment Option will vest in full forty-eight months after the date of grant. A Fourth Quarter Prorated Replenishment Option will vest as to 1/3 of the optioned stock forty-two months after the date of grant and as to an additional 1/3 each three months thereafter. An option will be exercisable in whole or in part by giving written notice to Lattice, stating the number of shares with respect to which the option is being exercised, and accompanied by payment in full for such shares.

    (c) FORMS OF CONSIDERATION. Lattice receives no consideration for granting options under the 2001 Directors' Plan. The means of payment for shares issued upon exercise of an option by an optionee is specified in each option agreement. The 2001 Directors' Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, any payment permitted under applicable law, or any combination thereof.

    (d) TERM OF OPTION. The term of each option is ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

    (e) TERMINATION OF DIRECTORSHIP. If an optionee's status as a director terminates for any reason other than upon the optionee's death or disability (as defined in the 2001 Directors' Plan), then all options held by the optionee under the 2001 Directors' Plan expire three months following the termination. If the optionee's status as a director terminates due to death or disability, then all options held by the optionee under the 2001 Directors' Plan will become fully exercisable, and will expire twelve months following the termination. In no case may an option be exercised after the expiration date of the option.

    (f) NONTRANSFERABILITY OF OPTIONS. Options granted under the 2001 Directors' Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (g) OTHER PROVISIONS. The director option agreement may contain other terms, provisions and conditions not inconsistent with the 2001 Directors' Plan as may be determined by the board.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2001 Directors' Plan, the number and class of shares of stock subject to any option outstanding under the 2001 Directors' Plan, and the exercise price of any such outstanding option.

    Unless otherwise determined by the board, in the event of a proposed liquidation or dissolution, any unexercised options will terminate prior to such action; Lattice will give each optionee thirty days' notice prior to the consummation of the liquidation or dissolution and, upon receipt of the notice, all options will become fully exercisable.

    In the event of a merger of Lattice or the sale of substantially all of our assets, each option will become fully vested and exercisable.

    AMENDMENT AND TERMINATION OF THE 2001 DIRECTORS' PLAN. The board may amend, alter, suspend or terminate the 2001 Directors' Plan, or any part thereof, at any time and for any reason. However, Lattice will obtain stockholder approval for any amendment to the 2001 Directors' Plan to the extent necessary to comply with applicable laws or regulations. No such action by the board or stockholders may alter or impair any option previously granted under the 2001 Directors' Plan without the consent of the optionee. Unless terminated earlier, the 2001 Directors' Plan will terminate ten years from the date of its approval by the board.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes certain U.S. federal income tax considerations for directors receiving options under the 2001 Directors' Plan and certain tax effects on Lattice, based upon the provisions of the Internal Revenue Code of 1986 (the "Code"), as in effect on the date of this proxy statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of these plans:

    NONSTATUTORY STOCK OPTIONS. Options granted under the 2001 Directors' Plan do not qualify as incentive stock options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the fair market value on the date of exercise for the shares exercised over the exercise price. Lattice is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to three thousand dollars ($3,000) against other income.

REQUIRED VOTE

    The proposal to approve the adoption of the 2001 Directors' Plan requires the affirmative vote of a majority of the votes cast at the annual meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 2001 OUTSIDE DIRECTORS' STOCK OPTION PLAN.

                  PROPOSAL 3: APPROVAL OF THE 2001 STOCK PLAN

    The 2001 Stock Plan (the "Stock Plan") was adopted by the board of directors in February 2001, subject to the approval of our stockholders. A total of 9,000,000 shares of common stock are reserved for issuance under the Stock Plan for the grant of stock options and stock purchase rights. The board of directors believes that the availability of stock options is an important factor in our ability to attract and retain experienced key employees and to provide incentives for such employees to exert their best efforts for us. Currently, the board of directors grants options under our 1996 Stock Incentive Plan. A number of substantial changes have been made from the 1996 Stock Incentive Plan, including the number of shares reserved for issuance, restrictions regarding option price, and the abandonment of certain award types (stock appreciation rights, cash bonus rights and stock bonuses). The board of directors has adopted the Stock Plan to enable us to continue to provide stock incentives to our employees.

    The following is a summary of the principal features of the Stock Plan. The summary is qualified in its entirety by the specific language of the Stock Plan, a copy of which is attached as Appendix C.

DESCRIPTION OF THE STOCK PLAN

    ELIGIBILITY. All our employees and consultants, and those of our subsidiaries, including employees who are officers or directors, are eligible to participate in the Stock Plan.

    ADMINISTRATION. The Stock Plan may generally be administered by the board of directors or a committee appointed by the board of directors, as applicable (the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Stock Plan.

    TERM OF PLAN. Subject to stockholder approval, the Stock Plan became effective in February 2001 and will continue for ten years unless terminated earlier. The Administrator has the power to terminate the Stock Plan at any time, except with respect to options or stock subject to restrictions already outstanding.

    AMENDMENT. The board of directors may amend, terminate or modify the Stock Plan at any time without approval of the stockholders; provided, however, that stockholder approval will be obtained in the manner and to the degree required under applicable laws. No amendment or modification may adversely change or modify any option or award already granted without the consent of the holder of such option or award.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, OR ASSET SALE. If our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any reorganization, merger, consolidation, stock split, stock dividend or other similar change in our capital structure effected without receipt of consideration, the Administrator may make appropriate adjustment in the number and kind of shares for which grants and awards may be made under the Stock Plan, in the number and kind of shares as to which outstanding grants and rights will be exercisable and the exercise price of any such outstanding option or stock purchase right. In the event of a liquidation or dissolution of Lattice, any unexercised options or stock purchase rights will terminate. The Administrator may in its discretion provide that prior to such event, optionees will have the right to exercise options without any limitation on exercisability. In the event of a merger, consolidation or plan of exchange affecting Lattice, stock options and stock purchase rights will be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options or rights, the optionee will have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator will notify the optionee that the option or stock purchase right is fully exercisable for thirty (30) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

    STOCK OPTIONS. Each option is evidenced by a stock option agreement between Lattice and the Optionee. The Administrator determines the persons to whom options are granted, the exercise price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised, whether the option is an incentive stock option or a nonstatutory option and the other terms applicable to each option. The exercise price of an option cannot be less than the fair market value of the common stock on the date of grant unless issued pursuant to a merger or other corporate transaction and the option may not be exercised after the expiration of ten years from the date of grant. If an optionee receiving an incentive stock option at the time of grant owns stock representing more than 10 percent of the combined voting power of Lattice, (i) the exercise price may not be less than 110 percent of the fair market value of the common stock on the date of grant and (ii) such option may not be exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options become exercisable for the first time by an employee in any calendar year exceeds $100,000, such excess will be treated as a nonstatutory stock option. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock on the date of grant. No option may be exercised after the expiration of its term. No monetary consideration is paid to Lattice upon the granting of options.

    Options are nontransferable except on death of the holder or, at the Administrator's discretion, during the optionee's lifetime to a member of the optionee's immediate family or to a trust, LLC or partnership for the benefit of any one or more members of the optionee's immediate family. Such transferred options will contain additional terms as the Administrator deems appropriate. In such case, the transferee will receive and hold the option subject to the terms provided, and there will be no further assignment or transfer of the option. The terms of options granted hereunder will be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the optionee.

    Options are exercisable in accordance with the terms of an option agreement entered into at the time of the grant between Lattice and the optionee. Options may be exercised only while an optionee is employed by Lattice or a subsidiary or (i) within 12 months following termination of employment by reason of death or disability or (ii) within the time specified in the optionee's option agreement following termination for any other reason. In the event of the death or disability of the optionee, all options, including portions not yet vested, will become exercisable. The purchase price for shares purchased pursuant to exercise of options must be paid in a form of consideration acceptable to the Administrator, including in cash, a promissory note, cashless exercise, in shares of common stock, which shares if acquired directly from Lattice have been held by the optionee for at least six months, or in a combination of cash and common stock.

    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

    STOCK PURCHASE RIGHTS. Stock purchase rights may be granted under the Stock Plan, subject to the terms prescribed by the Administrator. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Stock Plan and/or cash awards made outside the Stock Plan. After the Administrator determines that it will offer stock purchase rights under the Stock Plan, it will advise the offeree by means of a notice of grant, of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree will be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of a restricted stock purchase agreement.

    Unless the Administrator determines otherwise, the restricted stock purchase agreement will grant Lattice a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with us for any reason (other than death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Lattice. The repurchase option will lapse at a rate determined by the Administrator. The restricted stock purchase agreement will contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator in its sole discretion.

    Once the stock purchase right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of our duly authorized transfer agent. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock purchase right is exercised, except as in accordance with the provisions, described above, governing adjustments upon changes in capitalization, dissolution, merger or asset sale.

    LIMITATIONS. Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits the deductibility of compensation for federal income tax purposes paid to certain of our executive officers. To maximize our ability to deduct compensation attributable to options or stock purchase rights (as described and defined below) granted to such persons, the Stock Plan provides that no employee may be granted, in any fiscal year, options to purchase more than 2,000,000 shares of common stock, provided, however, that in connection with an employee's initial employment, he or she may be granted options to purchase up to an additional 2,000,000 shares of common stock.

TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. Certain options authorized to be granted under the Stock Plan are intended to qualify as "incentive stock options" for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the incentive stock option, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. If an optionee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition will be treated as long-term capital gain for federal income tax purposes. If an optionee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable for federal income tax purposes as ordinary income in the year of such disqualifying disposition to the extent that the lesser of (i) the fair market value of the shares on the exercise date; or (ii) the fair market value of the shares on the date of disposition exceeds the exercise price. Lattice will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an optionee, we will be entitled to a deduction (unless limited by Section 162(m)) to the extent the optionee realizes income.

    NONSTATUTORY STOCK OPTIONS. Certain options authorized to be granted under the Stock Plan will be treated as non-statutory stock options for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of a nonstatutory stock option pursuant to the Stock Plan until the option is exercised. At the time of exercise of a nonstatutory stock option, the optionee will realize ordinary income, and Lattice will be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the excess of the amount realized from the sale over the market value for the shares on the date of exercise will be taxable as long or short term capital gain, depending on the holding period.

    STOCK PURCHASE RIGHTS. In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement will grant Lattice a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Lattice. The repurchase option will lapse at a rate determined by the Administrator.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gain holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by Lattice.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND LATTICE WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

REQUIRED VOTE

    The proposal to approve the adoption of the Stock Plan requires the affirmative vote of a majority of the votes cast at the annual meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 2001 STOCK PLAN.

       PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    In February 2001, the Board of Directors appointed PricewaterhouseCoopers LLP to act as our independent accountants for the fiscal year ending
December 29, 2001, subject to ratification of the appointment by the stockholders. PricewaterhouseCoopers LLP has served as our independent accountants since 1988. Representatives of PricewaterhouseCoopers LLP have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast at the annual meeting. In the event of a negative vote on such ratification, the Board will reconsider its selection.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 29, 2001.

                                 ANNUAL REPORT

    Our Annual Report to Stockholders for fiscal year 2000 was sent to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 15, 2001, a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for our most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of Lattice at the address set forth in the Notice of Annual Meeting immediately preceding this proxy statement.

                                 OTHER BUSINESS

    The board of directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the board of directors may recommend.

                        METHOD AND COST OF SOLICITATION

    The cost of solicitation of proxies will be paid by Lattice. In addition to solicitation by mail, our employees, for no additional compensation, may request the return of proxies personally or by telephone, telecopy or telegram. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies.

                             STOCKHOLDER PROPOSALS

    A stockholder proposal to be considered for inclusion in proxy material for our 2002 annual meeting of stockholders must be in writing and received by the Secretary of Lattice not later than November 29, 2001 in order that it may be included in the proxy statement and form of proxy relating to that meeting. In addition, our bylaws require that in order for any business to be properly brought before any meeting of stockholders, including nominations for the election of directors, a stockholder must provide written notice delivered to the Secretary of Lattice not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, the stockholder notice, in order to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder notice must include the stockholder's name and address as it appears on Lattice's records and the class and number of shares of Lattice's capital stock beneficially owned by such stockholder on the record date for the meeting. In addition, for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the name, age, business address and residence address of such person, the principal occupation of such person, the class and number of shares of Lattice which are beneficially owned by such person and any other information concerning the nominee that must be disclosed of nominees in a proxy solicitation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the executed consent of each nominee to being named in the proxy statement for such proxy solicitation as a nominee, and to serve on our board of directors, if elected.

    It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it in the enclosed stamped return envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Stephen A. Skaggs
                                          SECRETARY

Hillsboro, Oregon
March 29, 2001

                                   APPENDIX A
                       LATTICE SEMICONDUCTOR CORPORATION
                            AUDIT COMMITTEE CHARTER

MEMBERSHIP

    The Audit Committee is a standing committee of the Board of Directors and, effective as of June 2001, shall consist of three independent Directors appointed by the Board of Directors. Audit Committee members shall be experienced in the review of financial statements and at least one member will have substantial prior employment experience involving financial management. The Board shall be responsible for selection of qualified members of the Audit Committee, new member orientation, evaluation of the performance of the Audit Committee and recommendations for any improvements.

RESPONSIBILITIES

- To assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial management of the Company.

- To provide a mechanism for communication between the Board of Directors and the Company's independent accountant and assurance that the independent accountant is accountable to the Board of Directors.

- To review the Committee charter on an annual basis and to hold such regular meetings as necessary to conduct the Committee's specific duties.

SPECIFIC DUTIES

1. Recommend to the Board of Directors the nomination of the Company's independent accountant.

2. Review in advance the engagement (and discharge) of the independent accountant.

3.  Confirm and assure the independence of the independent accountant.

4. Review fees paid and projects undertaken by the independent accountant on an annual basis.

5. Inquire of management and the independent accountant about significant financial risks or exposures and assess steps taken by management to minimize such risks or exposures.

6. Review the scope and plan of the annual audit performed by the independent accountant.

7. Review, upon completion of the annual audit, the audit opinion, audit report, financial statements including footnotes and discuss any significant findings with management and the independent accountant.

8. Review the Company's annual report on Form 10-K and other registration statements prior to filing with the SEC.

9. Obtain from the independent accountant recommendations regarding deficiencies in the accounting procedures or the books and records of the Company encountered during the annual audit and consult periodically with the independent accountant and management concerning the adequacy of internal controls and the integrity of the financial statements.

10. Review, on at least an annual basis, significant changes in generally accepted accounting principles and practices as suggested by the independent accountant and discuss the implications with management.

11. Review, in conjunction with management, actions taken to ensure compliance with the Company's Standards of Business Conduct.

12. Report to the Board of Directors upon conclusion of each Committee meeting.

13. Maintain minutes or other records of meetings and activities of the Committee.

                                   APPENDIX B
                   2001 OUTSIDE DIRECTORS' STOCK OPTION PLAN
                       LATTICE SEMICONDUCTOR CORPORATION

    1. PURPOSES OF THE PLAN. The purposes of this 2001 Outside Directors' Stock Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

        All options granted hereunder shall be "non-statutory stock options."

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "BOARD" means the Board of Directors of the Company.

        (b) "CODE" means the Internal Revenue Code of 1986, as amended.

        (c) "COMMON STOCK" means the common stock of the Company.

        (d) "COMPANY" means Lattice Semiconductor Corporation, a Delaware corporation.

        (e) "CONTINUOUS STATUS AS A DIRECTOR" means the absence of any interruption or termination of service as a Director.

        (f) "DIRECTOR" means a member of the Board.

        (g) "EMPLOYEE" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

        (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (i) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, or, if the day of determination is not a market trading day, on the first market trading day following the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, or, if the day of determination is not a market trading day, on the first market trading day following the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

        (j) "OPTION" means a stock option granted pursuant to the Plan.

        (k) "OPTIONED STOCK" means the Common Stock subject to an Option.

        (l) "OPTIONEE" means an Outside Director who receives an Option.

        (m) "OUTSIDE DIRECTOR" means a Director who is not an Employee.

        (n) "PARENT" means a "PARENT CORPORATION," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (o) "PLAN" means this 2001 Outside Directors' Stock Option Plan.

        (i) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

        (p) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one million (1,000,000) Shares (the "Pool"). The Shares may be authorized but unissued, or reacquired Common Stock.

    If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

    4.  ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN.

        (a) ADMINISTRATOR. Except as otherwise required herein, the Plan shall be administered by the Board.

        (b) PROCEDURE FOR GRANTS. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

           (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors, the exercise price thereof or the timing of the grant of such Options.

           (ii) DIRECTORS' FIRST OPTION.

               (A) GRANT. Each Outside Director, except those described in 4(b)(iii) and (iv) below, shall automatically be granted an Option to purchase seventy-two thousand (72,000) Shares (the "Directors' First Option") on either: (i) the date of the meeting of the Board which takes place in the third (3rd) quarter of the Company's fiscal year (the "3rd Quarter Meeting") in the year 2001, if he/she is serving as an Outside Director as of the date the Plan becomes effective or
           (ii) on the date of the first meeting of the Board coinciding with or following the date on which he/she first becomes an Outside Director.

               (B) TERMS. The term of the Directors' First Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Directors' First Option shall become exercisable in installments cumulatively with respect to 1/8th of the Optioned Stock six (6) months after the date of grant and as to an additional 1/16th of the Optioned Stock each three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the fourth anniversary of the date of grant; provided that the Optionee continues to serve as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

          (iii) MARK HATFIELD OPTION.

               (A) GRANT. Mark Hatfield shall automatically be granted a prorated Existing Directors' First Option to purchase nine thousand (9,000) Shares on the date of the 3rd Quarter Meeting in the year 2001 (the "Hatfield Option").

               (B) TERMS. The term of the Hatfield Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while Mark Hatfield remains a Director of the Company, except as set forth in Section 8 hereof. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Hatfield Option shall become exercisable in installments cumulatively with respect to 1/2 of the Optioned Stock forty-five (45) months after the date of grant and as to the remaining 1/2 of the Optioned Stock three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the fourth anniversary of the date of grant; provided that the Optionee continues to serve as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

           (iv) SOO BOON KOH OPTION.

               (A) GRANT. Soo Boon Koh shall automatically be granted a prorated Existing Directors' First Option to purchase eighteen thousand (18,000) Shares on the date of the 3rd Quarter Meeting in the year 2001 (the "Koh Option").

               (B) TERMS. The term of the Koh Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while Soo Boon Koh remains a Director of the Company, except as set forth in
           Section 8 hereof. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Koh Option shall become exercisable in installments cumulatively with respect to 1/4th of the Optioned Stock thirty-nine (39) months after the date of grant and as to an additional 1/4th of the Optioned Stock each three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the fourth anniversary of the date of grant; provided that the Optionee continues to serve as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

           (ii) REPLENISHMENT OPTION.

               (1) GRANT. In addition, each Outside Director shall automatically be granted an additional Option to purchase eighteen thousand (18,000) Shares (the "Replenishment Option") on the date of the 3rd Quarter Meeting of each fiscal year, beginning in fiscal year 2002, provided that such Outside Director at such date continues to serve as a Director; provided, however, that a Director shall not receive a Replenishment Option in the same fiscal year in which he/she has received a Directors' First Option nor shall a Director receive a Replenishment Option in the following fiscal year if such Director received a Directors' First Option at the meeting of the Board in the fourth (4th) quarter of the preceding fiscal year.

               (2) TERMS. The term of the Replenishment Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Replenishment Option shall become exercisable in installments cumulatively with respect to 1/4th of the Optioned Stock thirty-nine (39) months after the date of grant (the "Initial Vesting Date") and as to an additional 1/4th of the Optioned Stock each three (3) months thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable on the fourth anniversary of the date of grant; provided that the Optionee continues to serve as a Director on such dates;

           provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

          (iii) PRORATED REPLENISHMENT OPTION.

               (1) GRANT. Each Outside Director who is granted a Directors' First Option in a meeting of the Board in either the first (1st), second (2nd) or fourth (4th) quarters of any fiscal year, shall automatically be granted a "Prorated Replenishment Option" (as defined below) on the date of the following 3rd Quarter Meeting. A Prorated Replenishment Option shall mean an option to purchase:
           (i) nine thousand (9,000) Shares, if the grant date of the Directors' First Option is the date of the meeting of the Board in the first
           (1st) quarter of the Company's fiscal year (the "First Quarter Prorated Replenishment Option"); (ii) forty-five hundred (4,500) Shares if the grant date of the Directors' First Option is the date of the meeting of the Board in the second (2nd) quarter of the Company's fiscal year (the "Second Quarter Prorated Replenishment Option"); or (iii) thirteen thousand five hundred (13,500) Shares, if the grant date of the Directors' First Option is the date of the meeting of the Board in the fourth (4th) quarter of the Company's fiscal year (the "Fourth Quarter Prorated Replenishment Option").

               (2) TERMS. The term of the Prorated Replenishment Option granted hereunder shall be ten (10) years and the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the First Quarter Prorated Replenishment Option shall become exercisable in installments cumulatively with respect to 1/2 of the Optioned Stock forty-five (45) months after the date of grant and as to the remaining 1/2 three (3) months thereafter. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Second Quarter Prorated Replenishment Option shall become exercisable in full forty-eight (48) months after the date of grant. Subject to the accelerated vesting provisions of Sections 8 and 10 hereof, the Fourth Quarter Prorated Replenishment Option shall become exercisable in installments cumulatively with respect to 1/3 of the Optioned Stock forty-two (42) months after the date of grant and as to an additional 1/3 of the Optioned Stock each three (3) months thereafter; provided that, with respect to any Prorated Replenishment Option, the Optionee continues to serve as a Director on such dates; provided, further, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Plan.

          (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then, unless additional shares have become available under the Plan, the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through an increase in the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

        (c) POWERS OF THE BOARD. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with
    Section 2(i) of the Plan, the Fair Market Value of the Common Stock;
    (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; (v) to extend the length of time an Option remains exercisable after the termination of an Optionee's status as a Director; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (d) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final.

    5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof.

    The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

    6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

    7.  EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

        (b) FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist of (i) cash, (ii) check,
    (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

    8.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in
    Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b)  TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR.  Subject to
    Section 10 hereof, in the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten
    (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (c) DISABILITY OF OPTIONEE. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, including portions not yet vested, prior to the earlier of the expiration of twelve (12) months from the date of termination or the expiration of the Option. To the extent that the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

        (d) DEATH OF OPTIONEE. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, including portions not yet vested, prior to the earlier of the expiration of twelve (12) months from the date of termination or the expiration of the Option. To the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option within the time specified herein, the Option shall terminate.

    9. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares for which Options shall be automatically granted pursuant to Section 4(b) hereof and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action; provided, however, that the Company shall give each Optionee notice of such dissolution or liquidation at least thirty (30) days prior to the consummation of such dissolution or liquidation and, upon receipt of such notice, all options shall become fully exercisable.

        (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option which is not fully exercisable shall be accelerated and become fully exercisable.

    11.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as is required.

        (b) EFFECT OF AMENDMENT, ETC. Any such amendment, alteration, suspension or discontinuation of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended, altered, suspended or discontinued.

    12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

    13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    14. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    15. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16. STOCKHOLDER APPROVAL. Effectiveness of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                                   APPENDIX C
                       LATTICE SEMICONDUCTOR CORPORATION
                                2001 STOCK PLAN

    1.  PURPOSES OF THE PLAN.  The purposes of this 2001 Stock Plan are:

       - to attract and retain the best available personnel for positions of substantial responsibility,

       - to provide additional incentive to Employees and Consultants, and

       - to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under state corporate laws of the United States, U.S. federal and state securities laws, the Code, any other applicable federal or state law, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (f) "COMMON STOCK" means the common stock of the Company.

        (g) "COMPANY" means Lattice Semiconductor Corporation, a Delaware corporation.

        (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

        (i) "DIRECTOR" means a member of the Board.

        (j) "DISABILITY" means total and permanent disability as defined in
    Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, or, if the day of determination is not a market trading day, on the first market day following the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, or, if the day of determination is not a market trading day, on the first market trading day following the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

           (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "IMMEDIATE FAMILY" means the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee.

        (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (q) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s) "OPTION" means a stock option granted pursuant to the Plan.

        (t) "OPTION AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (u) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

        (v) "OPTIONEE" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (w) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (x) "PLAN" means this Lattice Semiconductor Corporation 2001 Stock Plan.

        (y) "RESTRICTED STOCK" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (z) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock

    Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (aa) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb) "SECTION 16(b)" means Section 16(b) of the Exchange Act.

        (cc) "SERVICE PROVIDER" means an Employee or Consultant.

        (dd) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

        (ee) "STOCK PURCHASE RIGHT" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (ff) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is nine million (9,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); PROVIDED, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a)  PROCEDURE.

           (i) MULTIPLE ADMINISTRATIVE BODIES. Different Committees with respect to different groups of Service Providers may administer the Plan.

           (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

           (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

           (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

           (i) to determine the Fair Market Value;

           (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

           (iv) to approve forms of agreement for use under the Plan;

           (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

         (viii) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

           (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

           (xi) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) LIMITATIONS ON THE POWERS OF THE ADMINISTRATOR. No person shall have any discretion to reduce the exercise price of any Option or Stock Purchase Right regardless of any decline in the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right since the date of grant.

        (d) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

    6.  LIMITATIONS.

        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as

    Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options:

           (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 2,000,000 Shares.

           (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 2,000,000 Shares, which shall not count against the limit set forth in subsection
       (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

           (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

    7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten
(10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

           (i) In the case of an Incentive Stock Option

               (1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (2) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

           (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i) cash;

           (ii) check;

          (iii) promissory note;

           (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

           (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

           (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

         (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

    An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

           Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option prior to the earlier of its expiration date or the date specified in the Option Agreement, to the extent that the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Option, including portions not yet vested, may be exercised prior to the earlier of the expiration of twelve (12) months from the date of termination or the expiration of the Option. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d) DEATH OF OPTIONEE. If an Optionee dies while a Service Provider, the Option, including portions not yet vested, may be exercised prior to the earlier of the expiration of twelve (12) months from the date of death or the expiration of the Option. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11.  STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

        (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (other than death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's guardian, legal representative or permitted transferrees. Except as specified below, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. At the sole discretion of the Administrator or its appointee, the Administrator or its appointee may allow, by means of a writing to the Optionee, for all or part of a vested Nonstatutory Stock Option to be assigned or transferred, including by means of sale, during an Optionee's lifetime to a member of the Optionee's Immediate Family or to a trust, LLC or partnership for the benefit of any one or more members of such Optionee's Immediate Family. If the Administrator or its appointee makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 12 and there shall be no further assignment or transfer of the Option. The terms of Options granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Optionee.

    13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a reorganization, merger, consolidation, plan of exchange, recapitalization, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until thirty
    (30) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

        (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    14. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    16.  CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

PROXY

                     LATTICE SEMICONDUCTOR CORPORATION
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2001

     The undersigned stockholder of LATTICE SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 29, 2001, and hereby appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 1, 2001 at 1:00 p.m., Pacific Time, at our Corporate Headquarters, 5505 NE Moore Court, Hillsboro, OR 97124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                        -FOLD AND DETACH HERE-

                                                            Please mark
                                                            your votes as   /X/
                                                            indicated in
                                                            this example

1.   Election of Mark O. Hatfield and Cyrus Y. Tsui as the Class III Directors:

     / / FOR the nominees listed except as noted below.

     -----------------------------------------------------

     / / WITHHOLD authority to vote for the nominees listed.

2.   Proposal to approve the 2001 Outside Directors' Stock Option Plan.

                    FOR       AGAINST        ABSTAIN
                    / /         / /            / /

3.   Proposal to approve the 2001 Stock Plan.

                    FOR       AGAINST        ABSTAIN
                    / /         / /            / /

4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Lattice's independent accountants for the fiscal year ending December 29, 2001.

                    FOR       AGAINST        ABSTAIN
                    / /         / /            / /

5. In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE 2001 OUTSIDE DIRECTORS' STOCK OPTION PLAN, FOR THE APPROVAL OF THE 2001 STOCK PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

PLEASE MARK, DATE SIGN AND RETURN THE PROXY CARD PROMPTLY.

Signature______________________________  Signature______________________________

DATED:______________________________ , 2001

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)